                                                                    EXHIBIT 10.7


                               3355 WEST ALABAMA


                                LEASE AGREEMENT

                                 BY AND BETWEEN

                  SCHOOL EMPLOYEES HOLDING CORP., AS LANDLORD

                                      AND

                     THE LAN SUPPORT GROUP, INC., AS TENANT





                                 June 20, 1995

                               TABLE OF CONTENTS


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                                                        ARTICLE I

                                                         Premises
                                                         --------


1.1      Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2      Measurement of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3      Preferential Right to Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                        ARTICLE II

                                                           Term
                                                           ----

2.1      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.2      Early Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.3      Cancellation Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.4      Renewal Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                       ARTICLE III

                                                     Rental Payments
                                                     ---------------

3.1      Payments of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.2      Base Rental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.3      Additional Rental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.4      Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.5      Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                        ARTICLE IV

                                                    Landlord Services
                                                    -----------------

4.1      Services to be Provided by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.2      Interruption of Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
4.3      Payment for Non-Standard Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.4      Keys and Locks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
4.5      Graphics and Building Directory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
4.6      Courtesy Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





                                       i
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                                                        ARTICLE V

                                               Use and Care of the Premises
                                               ----------------------------

5.1      Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.2      Care of the Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.3      Entry for Repairs and Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.4      Laws and Regulations; Rules of Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.5      Legal Use and Violations of Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
5.6      Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
5.7      Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE VI

                                                  Leasehold Improvements
                                                  ----------------------

6.1      Acceptance of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
6.2      Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
6.3      Property of Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
6.4      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
6.5      Repairs by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
6.6      Repairs by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                       ARTICLE VII

                                                Condemnation and Casualty
                                                -------------------------

7.1      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
7.2      Damages from Certain Causes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
7.3      Fire or Other Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
7.4      Landlord Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
7.5      Tenant Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
7.6      Hold Harmless  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.7      Waiver of Subrogation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                       ARTICLE VIII

                                                      Tenant Default
                                                      --------------

8.1      Lien for Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
8.2      Default by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
8.3      Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.4      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.5      Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





                                       ii
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                                                        ARTICLE IX

                                                        Transfers
                                                        ---------


9.1      Assignment or Sublease by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
9.2      Transfer by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.3      Peaceful Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.4      Limitation of Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


                                                        ARTICLE X

                                                  Additional Provisions
                                                  ---------------------


10.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
10.2     Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.3     Estoppel Certificate or Three-Party Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
10.4     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
10.5     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
10.6     Disclaimers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
10.7     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
10.8     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33



EXHIBITS:
--------


   Exhibit A          -    Land Description
   Exhibit B          -    Floor Plans
   Exhibit C          -    Certificate of Substantial Completion/Commencement Date
   Exhibit D          -    Building Rules and Regulations
   Exhibit E          -    Leasehold Improvements
   Exhibit F          -    Preferential Right to Lease
   Exhibit G          -    Cancellation Option
   Exhibit H          -    Renewal Option
   Exhibit I          -    Initial Tenant Improvements
   Exhibit J          -    Projected 1995 Operating Expenses

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the _____ day of June, 1995, by and between SCHOOL EMPLOYEES HOLDING CORP., a Texas corporation ("Landlord"), whose address for purposes hereof is c/o L&B Institutional Property Managers, Inc., 3355 West Alabama, Suite 890, Houston, Texas 77098, and THE LAN SUPPORT GROUP, INC., a Texas corporation ("Tenant'(1), whose address for purposes hereof is 2425 Fountainview, Suite 390, Houston, Texas 77057, prior to the Commencement Date (as defined below), and thereafter shall be that of the Building (as defined below).


                                  WITNESSETH:

                                   ARTICLE I

                                    Premises

         1.1 Premises. (a) Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other under this Lease, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, approximately 20,013 square feet of Net Rentable Area (as defined below) on the twelfth
(12th) floor (being Suite No. 1200) of the building located at 3355 West Alabama, Houston, Harris County, Texas (the "Building"), and situated on that parcel of real property described on Exhibit "A" attached hereto (the "Land"). The Building, together with the Land and any additional land used in connection with the Building, the parking facilities serving the Building (whether on the Land or within the Building), any additional parking areas serving or used in connection with the Building and all other improvements situated on the Land or directly benefiting the Building, shall collectively be referred to herein as the "Project". The area leased in the Building under this Lease is hereinafter called the "Premises" and is shown on the floor plan(s) attached hereto as Exhibit "B".

                 (b) In addition to Tenant's rights with respect to the Premises and subject to and upon the terms, provisions and conditions set forth in this Lease, Tenant and Tenant's agents, employees, invitees and guests shall also have the non-exclusive right, in common with Landlord and the other tenants in the Project (and such tenants' agents, employees, invitees and guests), to use the common areas within the Project which, from time to time benefit and serve, or are designed to benefit and serve, all tenants of the Project; provided, that Landlord shall have the right, from time to time, to change such common areas within the Project without the consent of Tenant and without providing Tenant with prior notice thereof, so long as such changes do not materially affect Tenant's access to or from the Premises or the parking areas serving the Building.

         1.2 Measurement of Premises. Landlord and Tenant hereby stipulate and agree that the Premises contains 20,0l3 square feet of Net Rentable Area (hereinafter defined). For Purposes hereof the term "Net Rentable Area" shall mean the unit of measurement for space in the Building leased or held for lease to tenants for general office purposes. The Net Rentable Area for the Premises shall mean the floor area in the Building available for the exclusive use of the Tenant, and a proportional allocation of the floor area of the Building and other Building areas available for the non-exclusive use of Tenant together with other Tenants in the Building, including without limitation, entrance lobbies, fire-rated exit corridors, elevator lobbies and mechanical rooms. For purposes of this Lease, Landlord and Tenant hereby stipulate and agree that the Building contains 234,231 square feet of Net Rentable Area.

         1.3 Preferential Right to Lease. Tenant shall have the preferential right to lease certain space as set forth in Exhibit F attached hereto.

                                   ARTICLE II

                                      Term

         2.1 Term. Subject to and upon the terms and conditions set forth in this Lease, the term of this Lease (the "Term") shall be for a period of sixty (60) months, commencing on November l, 1995 (the "Commencement Date") and expiring on October 31, 2000 (the Expiration Date"), unless earlier terminated as provided in this Lease.

         2.2 Early Occupancy. In the event Substantial Completion of the Initial Tenant Work (as such terms are defined in Exhibit I attached hereto) has occurred prior to the Commencement Date, Tenant shall have the right to occupy the Premises upon such Substantial Completion without any obligation to pay Rent (as herein defined) with respect to such early occupancy prior to the Commencement Date; provided, however such early occupancy shall otherwise be subject to, and conditioned upon, Tenant's compliance with all other terms and conditions of this Lease (including, without limitation, the insurance provisions set forth in Article VII hereof). Landlord and Tenant agree that in the event Substantial Completion of the Initial Tenant Work has not occurred on or before August 6, 1995, Tenant's obligation to pay Base Rental hereunder shall be abated one (1) day for each day from and after August 1, 1995 that such Substantial Completion has not occurred; provided, however, that such daily abatement shall be reduced by the number of days that Substantial Completion of the Initial Tenant Work is delayed as a result of Tenant Delay (as such term is defined in Exhibit I attached hereto). Upon Substantial Completion of the Initial Tenant Work, Landlord and Tenant shall execute a certificate confirming the date of such Substantial Completion and the Commencement Date in the form attached hereto as Exhibit "C".

         2.3 Cancellation Option. Tenant shall have the option to cancel this Lease as set forth in Exhibit G attached hereto.

         2.4 Renewal Onion. Tenant shall have the right and option to renew the Term of this Lease as set forth in Exhibit H attached hereto.

                                  ARTICLE III

                                Rental Payments

         3.1 Payments of Rent. (a) Commencing on the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay the Base Rental as described in Section 3.2, plus Tenant's Estimated Additional Rental and Tenant's Additional Rental, as described in Section 3.3 (the Base Rental, Tenant's Estimated Additional Rent, Tenant's Additional Rental, and all other amounts payable to Landlord under this Lease are sometimes hereinafter collectively referred to as "Rent"), in the manner and at such times as are provided in this Lease. Base Rental, together with Tenant's Estimated Additional Rental, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the Term, in legal tender of the United States of America, and Tenant shall pay such Rent to Landlord at Landlord's address specified in the preamble paragraph of this Lease (or to such other person or at such other address as may be designated by Landlord from time to time), so that Landlord has received such installments monthly on or before the first day of each such calendar month.

                 (b) If the Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental, Tenant's Estimated Additional Rental and Tenant's Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the sum of Base Rental and Tenant's Estimated Additional Rental or Tenant's Additional Rental, as the case may be, by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be three hundred sixty-five (365).

                 (c) Tenant shall pay all Rent that becomes payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, abatement, deduction, set-off or counterclaim, except as otherwise expressly provided herein. All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due until properly paid at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum lawful contract rate per annum.

         3.2 Base Rental. Throughout the Term, Tenant shall pay a base annual rental ("Base Rental") equal to the product of Eleven and 50/100 Dollars ($11.50) (the "Base Rental Rate") multiplied by the number of square feet of Net Rentable Area within the Premises, which annual Base Rental shall be $230,149.50 annually, payable in monthly installments of $19,179.13.

         3.3 Additional Rental. (a) Tenant shall also pay Tenant's Proportionate Share of any increases in Operating Expenses in excess of Operating Expenses for the "Base Year" ("Tenant's Additional Rental"). The "Base Year" is hereby stipulated and agreed for all purposes to be the calendar year 1996. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall provide Tenant a statement of Landlord's reasonable estimate of Tenant's Additional Rental ("Tenant's Estimated Additional Rental") for such calendar year, or portion thereof as the case may be, and Tenant shall thereafter pay Tenant's Estimated Additional Rental for such calendar year in accordance with Section 3.1 above.

                 (b) Within one hundred fifty (150) days after the end of the calendar year during the Term, and as soon as possible after the termination of this Lease (Landlord and Tenant agreeing that the provisions of this Section 3.3 shall survive the termination of this Lease), Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, and a statement prepared by Landlord comparing Tenant's Estimated Additional Rental with Tenant's Additional Rental. If Tenant's Estimated Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall, at Landlord's discretion, either refund to Tenant the excess paid by Tenant within thirty (30) days after providing Tenant the statement, or credit the next installment of Base Rental due and payable by Tenant hereunder with an amount equal to such overpayment. If Tenant's Additional Rental exceeds Tenant's Estimated Additional Rental for said calendar year, Tenant shall pay to Landlord within thirty (30) days of receipt of the statement an amount equal to such difference.

                 (c) "Tenant's Proportionate Share" shall mean the fraction, stated as a percentage, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the total Net Rentable Area of the Building. Landlord and Tenant hereby stipulate that Tenant's Proportionate Share equals eight and five hundred forty-four one thousandths percent (8.544%); provided, however, that Tenant's Proportionate Share may change from time to time based upon increases in the Net Rentable Area of the Premises pursuant to Section 1.3 above, and in the event of any such change, Tenant's Proportionate Share shall be adjusted to reflect such change, which adjustments shall be effective as of the dates of such changes.

         3.4 Operating Expenses. (a) The term "Operating Expenses" shall mean all expenses, costs and disbursements relating to or incurred or paid in connection with the ownership, operation and maintenance of the Project, computed on an accrual basis and determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

                          (i) wages and salaries and reasonable and customary incentive-based compensation of all persons (exclusive of Landlord's executive personnel above the level of property manager) engaged in the operation, maintenance or access control of the Project, and personnel who provide traffic control relating to ingress and egress to and from the Building and Parking Facilities (as hereinafter defined) to the adjacent public streets, including all taxes, insurance, and benefits relating thereto;

                          (ii) the cost of all supplies, tools, equipment, and materials used in the operation and maintenance of the Project;

                          (iii) the cost of all utilities for the Project, including but not limited to the cost of water and power for heating, lighting, air conditioning, and ventilating the Building (excluding those costs separately billed to specific tenants);

                          (iv) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to access control, window cleaning, elevator maintenance, and janitorial service;

                          (v) the cost of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties);

                          (vi) amortization (together with reasonable financing charges to the extent allowable under generally accepted accounting principles) of the cost of capital investment items that are installed for the purpose of reducing Operating Expenses, promoting safety, complying with governmental requirements, or maintaining the quality of the Project; however, in no event shall the amortization cost in any one calendar year for any capital investment items installed to reduce Operating Expenses exceed the actual cost savings attributable thereto;

                          (vii) the cost of all insurance relating to the Project, including but not limited to the cost of casualty, rental loss and liability insurance applicable to the Project and Landlord's personal property used in connection therewith and the cost of deductibles paid on claims made by Landlord, *

                          (viii) all taxes, assessments, and governmental charges, whether directly paid by Landlord, whether federal, state, county, or municipal and whether imposed by taxing districts of authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, including all costs and expenses incurred by Landlord, in Landlord's reasonable discretion, in contesting any such taxes and assessments (or the valuation of the Project), but excluding federal and state taxes on income, death taxes, franchise taxes, and any taxes

         * provided however, that if Landlord does not carry an insurance policy of at least 80% co-insurance, with no more than a fifty thousand dollar ($50,000.00) deductible, then Landlord shall not be allowed to include any amount for insurance which would be greater than the cost, had such policy been in effect;

         imposed or measured on or by the income of Landlord from the operation of the Project (other than ad valorem taxes on the Project determined by reference to Landlord's income from the Project) or imposed in connection with any change of ownership of the Project; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions, or charges now levied, assessed or imposed on real estate and the improvements thereof, shall be changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions, or changes shall be levied, assessed, or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the Rent reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed, or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax;

                          (ix)    all landscape maintenance costs for the
         Project;

                          (x) any lease payments made by Landlord for any equipment used in the operation or maintenance of the Project, excluding, however, any part of such lease payments that constitutes a capital expenditure under generally accepted accounting principles and could not be included as an Operating Expense under clause (vi) of this Section 3.4; and

                          (xi)    actual cost incurred by Landlord for
         management of the Project if Landlord has the Project managed by a third party, or, if Landlord or an affiliate of Landlord manages the Project, a management fee to Landlord or such affiliate, but in no event to exceed three percent (3%) of all gross rentals of the Building during such period (provided, however, said three percent (3%) cap shall not be applicable to any extension or renewal term; and for any extension or renewal terms, the management fee shall be the then prevailing market rate charged for management service for comparable buildings in the vicinity of the Building).

                          (xii) Landlord's (or Landlord's managing agent's) accounting and audit costs and attorneys' fees applicable to the Project.

                          (xiii) any and all other expenses paid in connection with the ownership, operation and maintenance of the Project which are properly chargeable against income from the Project.

                 (b) Notwithstanding the foregoing, the following items shall be expressly excluded from Operating Expenses:

                          (i) repairs or other work occasioned by fire, windstorm or other casualty, to the extent that the costs of which are reimbursed to Landlord by insurers or by governmental authorities in eminent domain;

                          (ii)    costs, expenses and fees relating to
         negotiating with or entering into leases for space in the Building, or in connection with disputes with and/or enforcement of agreements with prospective tenants, tenants or other occupants of the Project, including leasing commissions and attorney's fees;

                          (iii) costs incurred in renovating or otherwise improving, decorating or redecorating space for tenants or other occupants in the Building;

                          (iv) Landlord's cost of electricity and other services sold to tenants and which are not standard for the Building, for which Landlord has contracted to be reimbursed by tenants as an additional charge or rental;

                          (v) except as provided in clause (vi) of Section 3.4(a) above, any capital investment items or other expenditures properly classified as "capital expenditures" under generally accepted accounting principles;

                          (vi) material expenses in connection with services or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant and for which such tenant or occupant is specifically charged, or contracted to be charged, by Landlord;

                          (vii)   principal and interest on debt or
         amortization payments on any mortgage, or mortgages, and rental under any ground or underlying lease, or leases, except to the extent the same may be made to pay or reimburse, or may be measured by ad valorem taxes;

                          (viii) costs incurred in installing, operating and maintaining any specialty not normally installed, operated and maintained in buildings comparable to the Building, and not necessary, at Landlord's sole discretion for Landlord's operation, repair, maintenance, and providing of required services for the Building, such as an observatory, broadcasting facilities (other than the Building's music system and life support and security systems), luncheon club, athletic or recreational club;

                          (ix) advertising and promotional expenses incurred to publicize the Building for leasing purposes;

                          (x) depreciation and amortization, except as set forth in clause (vi) of Section 3.4(a) above;

                          (xi) Landlord's general overhead not related to the operation of the Project;

                          (xii) any compensation paid to clerks, attendants or other persons in any commercial concession (such as a snack bar, restaurant, or newsstand) operated by Landlord;

                          (xiii) equipment rental and related expenses if the cost thereof would constitute a capital expenditure, except that Landlord may include in Operating Expenses (A) reasonable rental costs and related expenses for equipment for temporary use in connection with the maintenance or operation of the Project, and (B) the reasonable rental costs and related expenses of equipment, the costs of which would be a capital expenditure and could be amortized and included in Operating Expenses pursuant to Section 3.4(a)(vi), but only to the extent permitted under Section 3.4(a)(vi); and

                          (xiv) acquisition costs for sculptures, paintings or other objects of art.

In addition to the exclusions set forth above, Landlord agrees that Operating Expenses shall be "net" of and reduced by the amounts of insurance and condemnation proceeds which are paid in respect of Operating Expenses, and all other rebates, reimbursements, recoveries, recoupments, discounts, credits, reductions, allowances or the like paid to or received by Landlord as to any item of Operating Expenses.

                 (c) Notwithstanding any other provision herein to the contrary, for any calendar year (including the Base Year) of the Term during which the average occupancy of the Building is less than one hundred percent (100%) of the Net Rentable Area in the Building, or which is occupied at such 100% level for less than the full calendar year, an adjustment shall be made in computing each component of Operating Expenses for such year so that Operating Expenses shall be computed for such year as though the Building had been one hundred percent (100%) occupied during the entirety of such year and as though one hundred percent (100%) of the Building had been provided with Building standard services during the entirety of such calendar year. The estimated Operating Expenses, at 100%, for the year 1995 are attached hereto as Exhibit "J".

                 (d) Notwithstanding anything herein to the contrary, Landlord and Tenant hereby agree that, for the purpose of calculating Tenant's Additional Rental and Tenant's Estimated Additional Rental, any increase in Operating Expenses for any calendar year during the Term of this Lease other than with respect to the Operating Expenses described in Sections 3.4(a)(iii),
(vii) and (viii) above shall be limited to an amount which does not exceed a five percent (5%) increase over such Operating Expenses for the immediately preceding calendar year. In addition, during the initial five (5) year Term of this Lease only, in no event shall Operating Expenses include any additional expenses described in Sections 3.4(a)(iii), (vii) and (viii) above that are attributable solely to additional improvements to the Project other than improvements to the Building, Parking Facilities and other portions of the Project existing as of the date of this Lease.

         3.5 Security Deposit. (a) Tenant shall deposit with Landlord on the date Tenant executes this Lease the sum of $9,589.57 as a security deposit (the "Security Deposit"). Landlord has agreed to invest the Security Deposit in a certificate of deposit issued by Bank One Texas or another commercial bank chosen by Landlord and reasonably acceptable to Tenant (the "Certificate of Deposit"). The Certificate of Deposit shall be issued in the name of Landlord, shall provide for a maturity date of one year from the date of issuance and shall accrue interest at the published rate of the issuer. Tenant understands that Landlord is investing the Security Deposit at Tenant's request and that Landlord shall have no liability to Tenant because an alternative investment might have earned a higher rate of interest. Additionally, Tenant agrees that Landlord shall have no liability to Tenant on account of any loss of the Security Deposit resulting from the failure or insolvency of the issuing bank, and that in the event of such a failure or insolvency, Tenant shall pay to Landlord upon demand any amount necessary to restore the Security Deposit to its original amount.

                 (b) Upon maturity of the Certificate of Deposit, and provided that no default has occurred under this Lease, the interest that has accrued on such certificate shall be paid to Tenant and the principal thereof shall be reinvested by Landlord in a new one-year Certificate of Deposit satisfying the same conditions as set forth above. This procedure shall continue throughout the term of the Lease. However, if at any time a default should occur under this Lease, Landlord may at its option, without further notice or demand, cash the Certificate of Deposit and apply the proceeds thereof, in whole or in part, to the curing of any default, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount. Once a default has occurred under this Lease, Landlord shall have no further obligation to invest the Security Deposit or to pay any interest on the Security Deposit, and may commingle it with other funds of Landlord. Provided there is no uncured default, the remaining balance of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days after (i) the termination of this Lease (provided such termination is not the result of a default by Tenant), (ii) delivery of possession of the Premises to Landlord, and (iii) payment of all sums due to Landlord. Upon sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit (or Certificate of Deposit), and upon said transfer, Landlord shall be released by Tenant from all liability for the return of such Security Deposit (and any interest thereon); and Tenant agrees to look solely to the new landlord for the return of the Security Deposit (and any interest thereon). It is agreed that the foregoing sentence shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

                 (c) On the request of either party hereto, whether made before or after the institution of any legal proceedings, any action, dispute, claim or controversy arising between the parties hereto in connection with the return of the Security Deposit as provided in Section 3.5(b) above (a "Security Deposit Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either party hereto may, by summary proceedings, bring an action in court to compel arbitration of a Security Deposit Dispute. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 3.5(c), the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction. Any arbitration shall be conducted before one (l) arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Texas who is knowledgeable in the subject matter of the Dispute selected by agreement of the parties hereto. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitrator, then either party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. The arbitrator shall be empowered to impose sanctions and to take such other actions as the arbitrator deems necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep a Security Deposit Dispute and the arbitration proceedings relating thereto strictly confidential except for disclosure of information required by applicable law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator is specially empowered to decide any question pertaining to limitations, and may do so by documents or with a hearing, in his or her sole discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for purposes of considering this matter. The parties further agree to abide by and perform any award rendered by the arbitrator. In rendering the award, the arbitrator shall state the reasons therefor, including any computations of actual damages or offsets, if applicable. A judgment of the court having jurisdiction may be entered upon the award. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator shall be paid by Landlord and Tenant equally, unless otherwise ordered by the arbitrator.

                                   ARTICLE IV

                               Landlord Services

         4.1 Services to be Provided by Landlord. For the consideration to be paid by Tenant, Landlord will furnish to Tenant while Tenant is occupying the Premises and while Tenant is not in default under this Lease the following:

                 (a) domestic water at those points of supply provided for general use of tenants in the Building;

                 (b) heating, ventilation and air conditioning ("HVAC Service") in season, subject to curtailment required by governmental laws, rules, or regulations, in such amounts as are considered by Landlord to be standard, reasonably required in Landlord's judgment for the comfortable use and occupancy of the Premises. Landlord shall furnish HVAC Service to Tenant between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday, and 8:00 a.m. and 1:00 p.m. Saturdays (herein referred to as "Normal Business Hours"), excluding the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas Day and any other holiday recognized and taken by tenants occupying at least one-half (1/2) of the total Net Rentable Area of the Building ("Holidays").

                 (c) routine maintenance and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard, and lighting in the ground floor lobby areas of the Building and the Parking Facilities at all times;

                 (d) janitorial service on a five (5) day week basis; provided, that if Tenant's floor coverings or other improvements are other than Building standard (Landlord agreeing to notify Tenant in writing whether any of Tenant's floor coverings or other improvements reflected in the Initial Space Plan, as defined in Exhibit I attached hereto, are other than Building standard, which notice shall be given to Tenant simultaneously with Landlord's notice to Tenant approving or disapproving the Initial Space Plan), Tenant shall pay the additional cleaning cost, if incurred, attributable thereto, plus fifteen percent (15%) for overhead;

                 (e) equipment or personnel (in Landlord's sole discretion) to limit access to the Project after Normal Business Hours; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss of Tenant, its agents, contractors, customers, employees, invitees, licensees, servants, and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Project or the Premises, and Tenant hereby releases Landlord from all liability relating thereto, except to the extent such losses are caused by the gross negligence or wilful misconduct of Landlord;

                 (f) electrical facilities to furnish sufficient electricity to operate kitchen equipment, typewriters, voice writers, calculating machines, copiers, personal computers, and all other equipment and/or machines used by a typical software computer company specializing in P.C. and Network software development, excluding any mainframe computer use; but not including electricity required for special lighting in excess of Building standard, and any other items of electrical equipment (other than specifically described above) which requires a voltage of more than one hundred twenty (120) volts single phase; provided, however, if any electrical equipment requires air conditioning in excess of Building standard, the same shall be installed at Tenant's expense and Tenant shall pay all operating costs relating thereto;

                 (g) all Building standard bulb and ballast replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells (provided, that if Tenant desires to use any lighting, other than fluorescent lighting, in the Premises, Tenant must obtain Landlord's written approval that such other lighting is Building standard); and

                 (h)      nonexclusive passenger elevator service twenty-four
(24) hours per day for access to and egress from the Premises.

                 (i) twenty-four (24) hour electrical service, including lighting, to the premises.

         4.2 Interruption of Services. (a) To the extent the services described in Section 4.1 require electricity, gas or water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to any extent to furnish the facilities, utilities or services described in Section 4.1, or any cessation in the furnishing of same, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor constitute a breach of any implied warranty, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement under this Lease. In addition to the foregoing, should any of the equipment or machinery break down, cease to function properly for any cause, or be intentionally turned off for testing or maintenance purposes, Tenant shall have no claim for abatement or reduction of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during Normal Business Hours.

                 (b) Notwithstanding anything in this Lease to the contrary, in the event of any material interruption of any HVAC Service, electricity, water or elevator service (an "Essential Service") which renders all or any portion of the Premises untenantable for a period of four

(4) consecutive business days, then all Rent shall abate as to that portion of the Premises that is rendered untenantable. The abatement shall commence upon the expiration of said fourth (4th) consecutive business day, and shall continue for so long as the material interruption rendering the Premises (or applicable portion thereof) untenantable exists. Notwithstanding the foregoing to the contrary, in the event all or a portion of the Premises are rendered untenantable as a result of a material interruption of an Essential Service, which interruption is solely the result of the Landlord's failure to pay the applicable utility company for such service, then Tenant's abatement of rent shall commence on the day of such interruption and shall continue for so long as such material interruption exists. As used in this Lease, the term "untenantable" shall mean the condition whereby Tenant's use and enjoyment of the Premises or any portion thereof is interrupted or interfered with in any material respect such that the Leased Premises (or the applicable portion thereof) cannot reasonably be used for the purpose of office space as provided in Section 5.1 below.

         4.3 Payment for Non-Standard Services. (a) Landlord shall provide HVAC Service for such additional times as Tenant shall request; provided, that Tenant shall (i) give Landlord notice of any evening HVAC Service required not later than 2:00 p.m. on the date such service is required and not later than 2:00 p.m. on Friday or the prior business day for any weekend or Holiday service, and (ii) pay to Landlord for providing such HVAC Services an amount equal to Landlord's incremental out-of-pocket costs (excluding any charges for additional wear and tear resulting therefrom) incurred in connection therewith, which costs are currently $25.00 per hour for overtime HVAC Service, and which costs shall increase from time to time, but only in the event (and to the extent) that Landlord's actual cost therefor increases. Landlord agrees to provide Tenant with prior written notice of any increase in the charges for overtime HVAC service.

                 (b) Tenant shall pay Landlord, upon demand, such additional amounts as are necessary to recover additional costs incurred by Landlord in performing or providing additional janitorial, maintenance, security or other services or requirements of Tenant or in performing any services (and in paying additional taxes) as to any non-Building standard installations in the Premises. Tenant shall pay Landlord upon demand, actual or estimated costs for all non-standard electricity required by Tenant at the Premises, plus fifteen percent (15%) for overhead.

                 (c) Tenant shall have the right, at its sole cost and expense, to install, maintain and operate supplemental HVAC Service to the Premises ("Supplemental HVAC System and Equipment"). The components of the Supplemental HVAC and Equipment shall be located on the roof of the Building, and such components and the specific location thereof shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The Supplemental HVAC System and Equipment shall comply with all Legal Requirements, and shall be installed only by a contractor approved by Landlord and otherwise in accordance with the provisions of Section
6.2 below and Exhibit "I", attached hereto. Tenant shall be responsible for all repairs and maintenance of the Supplemental HVAC System and Equipment. Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities and damages arising out of the use, installation maintenance, repair or removal of the Supplemental HVAC System and Equipment, and Tenant shall have the right (but not the obligation), at its sole cost and expense, to remove the Supplemental HVAC System and Equipment so long as such removal is accomplished within seven (7) days following the expiration or earlier termination of this Lease, and in the case of such removal, Tenant shall repair all portions of the Building and the Premises affected thereby to their pre-existing condition, ordinary wear and tear and casualty loss excepted; provided, however, the foregoing indemnity by Tenant shall not apply to any damages to the Building incurred solely with respect to the installation of the Supplemental HVAC System and Equipment if such installation is performed in connection with the Initial Tenant Work described in Exhibit I attached hereto. Tenant will be separately charged for and shall pay for the actual electric charges incurred in connection with the electrical consumption of the Supplemental HVAC System and Equipment, with such consumption to be determined by the installation of a separate metering device installed (and maintained) at Tenant's expense, and Tenant shall pay all such charges to Landlord immediately upon receipt of invoices therefor.

         4.4 Keys and Locks. Landlord shall initially furnish Tenant with up to fifty (50) keys for all Building standard locks to exterior entrance doors to the Premises, at Landlord's expense. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All keys furnished to Tenant by Landlord shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's consent, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and shall give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, left in the Premises. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right to establish special security areas within the Premises and in connection therewith to install additional interior locks on any interior door within the Premises. Landlord shall be given keys and combinations to any such additional locks for emergency access only, but no janitors are to have said keys or combinations. Landlord shall not be obligated to provide janitorial service to any such special security area at any time when the doors to such area are locked.

         4.5 Graphics and Building Directory. Landlord shall initially provide and install all signage, letters or numerals at the entrance to the Premises and a strip containing a listing of Tenant's name on the Building directory board to be placed in the main lobby of the Building. All such signage, letters and numerals shall be in the Building standard graphics. Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Premises, unless approved in writing by Landlord. In addition, Tenant shall not, except to designate Tenant's business address, use the name of the Building for any purpose, and Landlord shall have the right at any time from time to time to rename the Building. In addition, so long as Tenant is in possession of the Premises and this Lease has not terminated or Tenant's right to possession of the Premises has not been terminated, Landlord agrees (at Landlord's sole cost and expense) to (i) place Tenant's name on the monument sign currently maintained by Landlord at the Project using standard Building graphics for such sign, and (ii) maintain such monument sign and Tenant's name thereon throughout the Term; provided, however, any changes (as opposed to maintenance) to said sign shall be at Tenant's sole cost and expense.

         4.6 Courtesy Personnel. As of the date of this Lease, Landlord provides as a service to the Building one (l) courtesy person at all times. Landlord acknowledges and agrees that in the event Landlord elects, in its sole and absolute discretion, to discontinue providing such courtesy service, or if, as a change in policy, such courtesy service discontinues the current practice of escorting tenants from the Premises to the parking facilities servicing the Building, Tenant shall have the right to obtain its own courtesy personnel service (providing only one (l) courtesy person at any one time for Tenant's sole benefit), subject to the further provisions of this Section 4.6. Prior to exercising its right to obtain courtesy personnel services pursuant to the immediately preceding sentence, Tenant shall obtain the prior written consent of Landlord therefor, which consent shall not be unreasonably withheld. Tenant agrees that the courtesy personnel obtained by Tenant (i) shall be employed by a company which carries comprehensive general liability insurance and worker's compensation insurance in amounts and with insurance companies reasonably acceptable to Landlord, and which insurance shall name Landlord and the management company for the Building as additional insureds thereunder, (ii) shall not carry or utilize any weapons or other protection/detention devices (e.g., nightsticks, handcuffs, Mace, etc.), (iii) shall be stationed within the Premises, and (iv) shall not perform any services other than those services being performed as of the date of this Lease by the courtesy personnel provided by Landlord; and, in the event any such courtesy personnel obtained by Tenant does not comply with or satisfy the foregoing criteria, Landlord shall have the right to prohibit such courtesy personnel from entering the Building and the Project, and, at Landlord's request, Tenant shall immediately discontinue such service with such courtesy personnel; provided however, Tenant shall have the right to obtain courtesy personnel services from a different company provided that Tenant again complies with the provisions of this Section 4.6 with respect thereto. In the event Tenant is entitled to obtain courtesy personnel services as provided above, Tenant agrees to obtain three (3) bids from three (3) separate companies (with Landlord, at its option, having the right to select one of such companies) for such service, and Tenant agrees to select the company submitting the lowest bid. Landlord agrees that Tenant shall have the right to offset from the Base Rent due hereunder, the costs incurred by Tenant in connection with such courtesy service selected in accordance with the terms of the immediately preceding sentence: provided, however, that simultaneously with delivering the rental payments due hereunder for which Tenant has offset expenses relating to such service, Tenant shall provide Landlord with copies of paid invoices reflecting the expenses incurred by Tenant with respect to such service (and the periods of time actually covered by such invoices).

                                   ARTICLE V

                          Use and Care of the Premises

         5. 1    Use.  The Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of office space (which shall include the use of the Premises for development and marketing of computer software products) and for no other purpose. Without limiting the foregoing, the Premises shall not be used for any purpose which would (i) tend to lower the quality or character of the Building, (ii) exceed the utility (including water, wastewater, electricity or gas) capacity limits of the Building, create unreasonable structural or elevator loads, or otherwise interfere with standard Building operations, (iii) violate any applicable Legal Requirements (as hereinafter defined), (iv) create any public or private nuisance, or interfere with or pose any threat to the health or safety of, any other tenant of the Building (including without limitation, any such interference that may be caused by smells, noise, vibration or visual conditions), (v) create within the Premises (or any portion thereof) a working environment with a density of greater than five (5) persons per 1,000 square feet of Net Rentable Area, or (vi) increase the existing rate of insurance on the Project or any portion thereof or cause any cancellation of any insurance policy covering the Project or any portion thereof.

         5.2 Care of the Premises. Tenant shall not commit any waste or drainage to any portion of the Premises or the Project, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall surrender and deliver up the Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear, damage arising by fire or other casualty, and condemnation, excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises.

         5.3 Entry for Repairs and Inspection. Landlord and its contractors, agents, or representatives shall have the right to enter into and upon any part of the Premises (i) at all times to access the roof of the Building, and (ii) at all reasonable hours (after providing Tenant with reasonable prior notice) to inspect or clean the same, make repairs, alterations or additions, or show the same to prospective lenders, purchasers or tenants (but only during the last six (6) months of the Term with respect to prospective tenants), and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof; provided, however, Landlord shall have the right to enter the premises at all times (without notifying Tenant) in the case of an emergency.

         5.4 Laws and Regulations; Rules of Building. Tenant shall comply with, and Tenant shall cause its agents, contractors, customers, employees, invitees, licensees and servants to comply with, all laws, ordinances, orders, rules, regulations (of state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) and restrictive covenants of record relating to the use, condition, or occupancy of the Premises, or the conduct of Tenant's business therein, including environmental laws, and all amendments thereto (collectively, the "Legal Requirements"), with the rules and regulations of the Building set forth on Exhibit "D" attached hereto and with such other rules and regulations as are reasonably adopted by Landlord from time to time for the safety, care or cleanliness of the Premises, the Building or the Project, or for preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its agents, contractors, customers, employees, invitees, licensees and servants.

         5.5 Legal Use and Violations of Insurance Coverage. Without limiting any of the provisions of this Article V, Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which unlawful, disreputable, or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way cause the cancellation of or increase the rate of fire or liability or any other insurance coverage on the Building or its contents.

         5.6 Hazardous Substances. (a) Without limiting any of the foregoing provisions of this Article V, Tenant shall not generate, cause or permit to be released (whether by way of uncapping, pouring, spilling, spraying, spreading, attaching, leaking or otherwise) into or onto the Premises, the Building, the Project or the surrounding areas (including the ground and ground water thereunder and the sewer and drainage systems therein) any hazardous substances (as defined or established from time to time by applicable local, state or federal law). The term "hazardous substances" includes, among other things, hazardous waste. Tenant shall immediately notify Landlord if any such release occurs, and, as to any such release that has been caused or permitted by Tenant: (i) Tenant shall, at its sole cost and expense, immediately and entirely remove such released hazardous substance in a manner fully in compliance with all laws pertaining to the removal and storage or disposal thereof, and provide Landlord with evidence that Tenant has fully complied with such removal obligation; and (ii) Tenant hereby agrees to indemnify and hold harmless Landlord, Landlord's mortgagee, Landlord's management company, and their partners, officers, directors, employees and agents (collectively, the "Landlord Indemnified Parties") of and from any liability, public or private, resulting to Landlord as a result of such release and agrees to, and does hereby, indemnify such Landlord Indemnified Parties from and against any expense or cost incurred by Landlord, of any nature whatsoever, which results, in whole or in part, directly or indirectly, from a release of a hazardous substance which is caused or permitted by Tenant. In addition to the foregoing, Tenant shall at all times be and occupy the Premises in compliance with all Legal Requirements. The provisions of this Section 5.6(a) shall survive the expiration or termination of this Lease for any reason.

                 (b) Without limiting any of the foregoing provisions of this Article V, Landlord shall not generate, cause or permit to be released (whether by way of uncapping, pouring, spilling, spraying, spreading, attaching, leaking or otherwise) into or onto the Premises, the Building, the Project or the surrounding areas (including the ground and ground water thereunder and the sewer and drainage systems therein) any hazardous substances (as defined or established from time to time by applicable local, state or federal law). The term "hazardous substances" includes, among other things, hazardous waste. Landlord shall immediately notify Tenant if any such release occurs, and, as to any such release that has been caused or permitted by
Landlord: (i) Landlord shall, at its sole cost and expense, immediately and entirely remove such released hazardous substance in a manner fully in compliance with all laws pertaining to the removal and storage or disposal thereof, and provide Tenant with evidence that Landlord has fully complied with such removal obligation; and (ii) Landlord hereby agrees to indemnify and hold harmless Tenant and Tenant's officers, directors, employees and agents (collectively, the "Tenant Indemnified Parties") of and from any liability, public or private, resulting to Tenant as a result of such release and agrees to, and does hereby, indemnify such Tenant Indemnified Parties from and against any expense or cost incurred by Tenant, of any nature whatsoever, which results, in whole or in part, directly or indirectly, from a release of a hazardous substance which is caused or permitted by Landlord. The provisions of this Section 5.6(b) shall survive the expiration or termination of this Lease for any reason.

         5.7 Parking. (a) Landlord hereby agrees to make available to Tenant during the full Term of this Lease, free of charge during the initial Term of this Lease, permits to self-park up to one hundred (100) automobiles on an unassigned basis, and up to five (5) automobiles on an assigned basis (hereinafter collectively called the "Parking Permits"), in the parking garage or on the surface parking (hereinafter called the "Parking Facilities") servicing the Building. The five (5) assigned parking spaces shall be located in the spaces currently designated by Landlord as assigned spaces 90, 91, 92, 93 and 94. In the event Tenant is required to pay rental for the Parking Permits, said rental shall be due and payable on the first day of each calendar month during the Term of this Lease, and the failure of Tenant to pay the same when due shall constitute a default by Tenant under this Lease. In the event Tenant desires any additional parking spaces other than those provided to Tenant pursuant to this Section 5.7(a), Landlord may (but shall not be obligated to) provide such additional parking to Tenant; provided, however, that Tenant shall be required to pay Landlord the then prevailing rates charged by Landlord (or the operator of the Parking Facilities), which rates are currently $25.00 per month per each unassigned space, and $45.00 per month per each assigned space, plus applicable local and state taxes.

                 (b) Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of automobiles in the Parking Facilities, and Tenant will abide by and cause its agents, employees and invitees to comply with such rules and regulations. Any unauthorized use of any parking areas or any violation of the provisions of this Section or of any of the rules and regulations adopted by Landlord with respect to such parking by Tenant or its agents, employees or invites shall constitute a default of Tenant under this Lease.

                 (c) Landlord agrees to maintain visitor parking in the Parking Facilities at no charge to Tenant or Tenant's visitors; provided, however, in the event Landlord elects to charge a fee for general visitor parking, Landlord agrees to enter into an arrangement with Tenant to validate Tenant's visitor parking at no charge to Tenant.

                                   ARTICLE VI

                             Leasehold Improvements

         6.1 Acceptance of Premises. Tenant has made a complete inspection of the Premises and agrees it will accept the Premises in its "AS-IS," "WHERE-IS" and "WITH ALL FAULTS" condition on the Commencement Date without recourse to Landlord, subject to the terms of Exhibit I attached hereto.

         6.2 Alterations. Tenant shall not make or allow to be made (except as otherwise specifically provided in this Lease) any alterations, improvements or physical additions (including fixtures) in or to the Premises, or place safes, vaults, filing systems, libraries or other heavy furniture or equipment within the Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld so long as such improvements do not affect the mechanical, electrical, plumbing or structural portions of the Premises. Any alterations or physical additions in or to the Premises by Tenant shall be done in accordance with the terms and conditions of Exhibit "E" and Exhibit "I".

         6.3 Property of Landlord. All alterations, physical additions, and improvements in or to the Premises (including fixtures) shall, when made, become the property of Landlord and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease, whether by lapse of time or otherwise; provided, however, that Landlord may require Tenant to remove all of Tenant's personal property and any or all of such alterations, additions and improvements that are not Building standard within seven (7) days following the expiration or earlier termination of this Lease or the termination of Tenant's right to possession of the Premises subject to paragraph 4.3(c), herein. Notwithstanding the foregoing to the contrary, Tenant may remove all trade fixtures, movable equipment or furniture owned or leased by Tenant, and all demountable partitions placed in the Premises by Landlord or Tenant; provided, that such removal is made within seven (7) days following the expiration or earlier termination of this Lease, or the termination of Tenant's right to possession of the Premises, and Tenant is not in default under this Lease at the time of such removal. Tenant shall bear the costs of all removal of Tenant's property and removal of any non-Building standard items from the Premises and all repairs to the Premises, Building or Project caused by such removal. Tenant shall not be required to pay any terminate pursuant to this Section 7.1 within thirty (30) days after receipt of notice of such taking or condemnation. If only a portion of the Premises shall be so taken so as not to render the remainder untenantable, this Lease shall continue in full force and effect but all Rent shall abate with respect to the portion so taken. All amounts awarded upon taking of any part or all of the Project or the Premises shall belong to Landlord and Tenant shall be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord. Notwithstanding any of the foregoing to the contrary, in the event any taking renders twenty-five percent (25%) or more of the Premises untenantable and Landlord is unable to relocate such untenantable portion of the Premises to other internally contiguous space located on another floor of the Building at the Landlord's expense, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord.

         7.2 Damages from Certain Causes. Neither Landlord nor any mortgagee shall be liable or responsible to Tenant, its agents, contractors, customers, employees, officers, directors, invitees, licensees, servants or visitors for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or any cause beyond Landlord's control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Project.

         7.3 Fire or Other Casualty. (a) In the event of a fire or other casualty to the Premises, Tenant shall immediately give notice thereof to Landlord upon learning of the same.

                 (b) Except as otherwise provided in this Section, if the Premises are partially-destroyed by fire or other casualty so as to render less than twenty-five percent (25%) of the Premises untenantable, the Rent provided for herein shall abate thereafter as to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable as reasonably determined by Landlord. Landlord will have sixty (60) days to start restoration of the Premises and ninety (90) days to complete the same. If the restoration has not been completed within the ninety (90) day period, Landlord will have additional time to complete the restoration, provided Landlord has proceeded in a diligent manner to complete such restoration and does proceed to complete such restoration.

                 (c) Except as otherwise provided in this Section, if the Premises or the Building are totally or substantially damaged [over twenty-five percent (25%)] or destroyed from any cause either Tenant or Landlord may terminate this Lease by giving written notice of its decision, within sixty
(60) days after such damage or destruction.

                 (d) Landlord and/or Tenant shall be given sixty (60) days after any such damage or destruction to give written notice of its decisions, estimates or elections under this Section.

                 (e) If Landlord decides to rebuild the Premises, and Tenant has not given written notice to terminate this Lease as stated in 7.2(d) above, Landlord shall be obligated only to restore or rebuild the Premises to the condition of the Premises as it exists as of the date hereof, as improved by the improvements paid for by Landlord under Article IV of Exhibit l attached hereto; provided, however, Tenant may cause Landlord to rebuild or restore the Premises to the condition they were in prior to such damage or destruction, if Tenant bears the cost (including rentals which are lost due to any excess construction time) of such restoration or rebuilding to the extent the same exceeds the costs Landlord would have incurred had Landlord only constructed the improvements as described above.

                 (f) Notwithstanding anything to the contrary set forth in this Lease, if the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the gross negligence or wilful misconduct of Tenant or its agents, contractors, customers, employees, invitees, licensees or servants, the Rent shall not abate to the portion of the Premises rendered untenantable and Tenant shall be liable to Landlord for the cost of repair and restoration of the Premises to the extent such Rent and costs are not covered by insurance proceeds.

         7.4 Landlord Insurance. Landlord shall maintain (i) standard fire and extended coverage insurance on the Building (excluding leasehold improvements) and on all Building standard leasehold improvements (including the improvements to the Premises paid for by Landlord pursuant to Exhibit I attached hereto), and (ii) comprehensive general liability insurance with respect to the Building. Said insurance shall be in amounts desired by Landlord and at the expense of Landlord (but with the same to be included in the Operating Expenses) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations or contents within the Premises or because of any additional improvements to the Premises that are not paid for by Landlord pursuant to Exhibit I attached hereto, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and, if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence).

         7.5 Tenant Insurance. Tenant shall maintain at its expense standard fire and extended coverage (including water damage and sprinkler leakage) insurance on all of its personal property, including removable trade fixtures, located in the Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above, in the amount of their full replacement cost. Additionally, Tenant shall maintain at its expense a policy or policies of comprehensive general liability insurance with respect to the Premises, with the premiums thereon fully paid on or before the due dates, such insurance to afford minimum protection (which may be effected by primary and excess coverage) of not less than one million dollars ($1,000,000) combined single limit bodily injury or property damage in any one occurrence, provided Tenant's coverage shall include contractual liability insurance sufficient to cover Tenant's indemnity obligations under this Lease. The insurance required to be maintained by Tenant hereunder shall be written by solvent insurance companies legally qualified to issue such insurance in the state in which the Building is located, and shall name as insured parties

Landlord and Tenant as their interests appear in accordance with the terms of this Lease. All such policies maintained by Tenant shall provide that the same will not be cancelled and shall not be cancelled or reduced except after not less than thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord certificates of insurance evidencing the existence of all insurance which is required to be maintained by Tenant hereunder prior to the Commencement Date hereof, and at least thirty (30) days prior to the earlier to occur of Tenant's occupancy of the Premises or the expiration date of any such insurance policy.

         7.6 Hold Harmless. Tenant shall not be liable to Landlord, or to Landlord's agents, contractors, customers, employees, invitees, licensees, servants or visitors for any damage to person or property caused by any act, omission, or neglect of Landlord, its agents, contractors, customers, employees, invitees, licensees, servants or visitors and Landlord agrees, subject to Section 7.7, to indemnify and hold Tenant harmless from all claims for such damage. Neither Landlord nor any mortgagee shall be liable to Tenant, its agents, contractors, customers, employees, invitees, licensees, servants or visitors for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, contractors, customers, employees, invitees, licensees, servants or visitors, and Tenant agrees, subject to Section 7.7, to indemnify and hold Landlord and any mortgagee harmless from all liability and claims for any such damage.

         7.7 Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, employees, officers, directors, partners, servants, or shareholders, for any loss or damage that may occur to the Premises, the Building, the Project or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is or could be insured against under the terms of the fire and extended coverage insurance policies obtained or required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, employees, officers, directors, partners, servants, or shareholders, contractors, customers, invites or licensees and each party covenants that no insurer shall hold any right of subrogation against such other party.

                                  ARTICLE VIII

                                 Tenant Default

         8. 1    Lien for Rent.  In consideration of the mutual benefits
arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and all proceeds therefrom, and also upon all proceeds of any insurance which may have accrued to Tenant by reason of the damage or destruction of any such property. Such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent payable by Tenant herein. The provisions of this Section relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code (the "UCC") so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, furnishings, and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute, as debtor, such financing statements as Landlord may now or hereafter reasonably request in order that such security interest may be continuously perfected pursuant to the UCC. Landlord may, at its election at any time, file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Landlord agrees that the foregoing lien shall be subordinate to all "purchase-money" liens that Tenant may desire to grant in connection with any purchases of personal property and Landlord agrees to provide an instrument of subordination to third-party lenders in connection with "purchase-money" financings of Tenant's personal property purchases.

         8.2 Default by Tenant. (a) The occurrence of any one or more of the following events shall constitute a default under this Lease:

                          (i) the failure by Tenant to pay when due any sum of money to be paid by Tenant under this Lease; provided, however, so long as (A) Tenant is not past-due in any payments due hereunder more than three (3) times in any twelve (12) month period during the Term, and (B) Tenant pays each such past-due amount on or before the fifth
         (5) day following the respective due dates therefor, Tenant shall not be in default hereunder;

                          (ii) the failure by Tenant to comply with or perform any of the other terms, provisions, covenants, or conditions which Tenant is required to observe and to perform, and such failure or action continues for a period of thirty (30) days after notice thereof; provided, however, if the nature of the default is such that it cannot be cured with the exercise of Tenant's best efforts within the thirty (30) day period set forth above, Tenant shall not be in default hereunder so long as Tenant undertakes such curative action within such thirty (30) day period and thereafter diligently and continuously proceeds with such curative action using Tenant's best efforts;

                          (iii) [intentionally deleted];

                          (iv) if Tenant is a corporation, if Tenant ceases to exist as a corporation in good standing in the state of its incorporation; or, if Tenant is a partnership or other entity, if Tenant is dissolved or otherwise liquidated;

                          (v) a general assignment by Tenant for the benefit of creditors;

                          (vi) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged or unstayed for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and prove to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                          (vii) the admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

                          (viii) the attachment, execution, or other judicial seizure of all or substantially all of Tenant's assets or the Premises, and such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof; and

                          (ix)    the employment of a receiver to take
         possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof.

                 (b) If Tenant defaults under this Lease, Landlord may (i) terminate this Lease, or (ii) terminate Tenant's right to possession to the Premises without termination of this Lease. In addition to these remedies, Landlord shall continue to have all of the rights and remedies provided Landlord at law or in equity.

                 (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord. If Tenant fails to surrender possession and vacate the Premises, Landlord shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or within the Premises, removing any and all property therefrom, and changing all door locks of the Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, including any liability arising under Section 93.002 of the Texas Property Code, as amended ("TPC"), or any successor statute governing the right of Landlord to change door locks of commercial tenants, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law; Tenant hereby waiving any right to claim damage for such reentry and expulsion, including any rights granted to Tenant by Section 93.002 of the TPC, or any successor statute governing the right of Landlord to change door locks of commercial tenants.

                 (d) If Landlord elects to terminate this Lease, or terminate Tenant's right to possession of the Premises without terminating this Lease, there shall immediately become due and payable the amount by which the present value (determined using a discount rate of six percent (6%) per annum) of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term (as the same may have been extended in the event Tenant exercises any renewal options expressly granted under this Lease), if the terms and provisions of this Lease had been fully complied with by Tenant, exceeds the total present fair market rental value (determined using a discount rate of six percent (6%) per annum) of the Premises for the balance of the Term (as the same may have been extended in the event Tenant exercises any renewal options expressly granted under this Lease), it being the agreement of both parties hereto that Landlord shall receive the benefit of its bargain. For purposes of this Section, the fair market rental value of the Premises shall be prevailing market base rental rate (similarly defined) for similar space in comparable office buildings in comparable locations in Houston, Texas for a lease term equal to the remaining Term (as the same may have been extended by the exercise by Tenant of any renewal options expressly granted under this Lease). In addition, there shall be recoverable from Tenant: (i) the cost of restoring the Premises to Building standard condition, normal wear and tear, and damages caused by fire and other casualty insured (or required to be insured) by Landlord hereunder), excepted (ii) all accrued, unpaid sums, plus interest at the rate set forth in Section 3.1(c) for the past due sums up to the date of termination, (iii) Landlord's cost of recovering possession of the Premises, (iv) Rent accruing subsequent to the date of termination pursuant to the holdover provisions of Section 8.4, and (v) any other sum of money or damages owed by Tenant to Landlord.

                 (e) If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, but elects not to pursue the remedies set forth in Section 8.2(d), Tenant shall continue to be liable for all Rent, and Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations under this Lease be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall be given a credit against the

Rent due from Tenant to Landlord during the remainder of the Term, in the net amount of rent received from the new tenant; however, the net amount of rent received from the new tenant shall first be applied to: (i) the costs incurred by Landlord in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, legal fees, advertising costs, and the like),
(ii) the accrued sums, plus interest and late charges if in arrears, under the terms of this Lease, (iii) Landlord's cost of recovering possession of the Premises, and (iv) the cost of storing any of Tenant's property left on the Premises after reentry. Tenant shall not be entitled to the excess of any consideration obtained by the reletting over the Rent due under this Lease. Notwithstanding any such reletting without termination of this Lease, Landlord may at any time thereafter elect to exercise its rights under Section 8.2(d) for such previous breach. Notwithstanding any provision in this Section 8.2(e) to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term, Landlord may, at Landlord's election, either relet to still another substitute tenant, or exercise its rights under Section 8.2(d).

                 (f) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord or Tenant.

         8.3 Non-Waiver. Neither acceptance of Rent by Landlord nor failure by Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall waive such default but Landlord may declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity. Waiver by Landlord of any right for any default by Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

         8.4 Holding Over. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages an amount equal to one hundred and fifty percent (150%) of the Base Rental and Tenant's Estimated Additional Rental or Tenant's Additional Rental, as the case may be, then payable as described in Sections
3.2 and 3.3 for the entire holdover period. No holding over by Tenant after the Term shall be construed to extend this Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease, and (ii) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

         8.5 Attorneys' Fees. If either party defaults in the performance of any of the terms, agreements, or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part hereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

                                   ARTICLE IX

                                   Transfers

         9.l     Assignment or Sublease by Tenant. (a) Notwithstanding anything to the contrary contained within this Article IX or this Lease, Tenant shall not assign or sublet any portion of the Premises to any party or affiliate of any party which is then a tenant in the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned so long as the occupancy resulting from such assignment or subletting is consistent and compatible with the general use and character of the Building, and any such attempted assignment or subletting shall be void and of no force and effect. If Tenant should desire to assign this Lease or sublet the Premises or any part thereof following initial occupancy of the Premises by Tenant, Tenant shall give Landlord written notice of such desire at least sixty
(60) days in advance of the date on which Tenant desires to make such assignment or sublease. The notice shall include the identity of the proposed assignee or sublessee, current financial data of the proposed subleseee or assignee, its nature of business, and intended use of the Premises, and shall specify the financial terms, including rental, commissions, tenant buildout allowances and other inducements, and the term of the proposed sublease or assignment. Landlord shall then have a period thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects to either (i) suspend this Lease as to the space so affected as to the date and for the duration so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension (but after said suspension, Tenant shall once again become liable hereunder as to the applicable space), (ii) permit Tenant to assign or sublet this Lease to the party specified in the notice, or (iii) reject the proposed assignee or sublessee as unsuitable because such party is not creditworthy or of a kind and type customarily found in the Building, or whose operations in the Building or proposed use of the Premises would not be in keeping with, or would detract from, the operations of other tenants in the Building, and continue this Lease in full force and effect as to the space so affected. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord





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
shall be deemed to have elected option (ii) above. Tenant shall be responsible for all costs of Landlord related to such proposed assignment or subletting, including, without limitation, administrative costs, any build-out or tenant improvements or restoration costs incurred by Landlord and attorneys' fees, and Tenant shall pay the same to Landlord on demand.

                 (b) Each sublessee or assignee shall fully observe all covenants of this Lease, including without limitation, the provisions of
Article V, and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not theretofore permitted under
Article V. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, and Tenant shall remain fully liable hereunder. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Section 9.1 shall be void and shall constitute a default by Tenant hereunder. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignments by a sublessee of Tenant shall be subject to the provisions of this Section 9.l as if it were a proposed sublease or assignment by Tenant. The restriction against an assignment or sublease described in this Section 9.1 shall be deemed to include a restriction against tenant's mortgaging its leasehold estate, as well as against an assignment or sublease which may occur by operation of law. If, at the time a default occurs under this Lease, the Premises or any part thereof have been assigned or sublet, Landlord, in addition to any other remedies herein provided or available at law or in equity, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against the Rent due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

                 (c) Notwithstanding anything contained in this Section 9. l to the contrary, Landlord's consent shall not be required for an assignment of this Lease to an Affiliate, Subsidiary or Successor of Tenant. For purposes of this paragraph, an "Affiliate," a "Subsidiary" and a "Successor" of Tenant are defined as follows:

                          (i) An "Affiliate" is a corporation which directly or indirectly controls or is controlled or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

                          (ii) A "Subsidiary" shall mean any corporation not less than fifty-one percent (51%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant.

                          (iii)   A "Successor" shall mean:

                                  (A) A corporation in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or


                                  (B)      A corporation acquiring the rights
                          of Tenant hereunder and a substantial portion of the property and assets of Tenant.

         9.2 Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project, and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 9.3 and 9.4), no further liability or obligations shall thereafter accrue against Landlord.

         9.3 Peaceful Environment. Landlord covenants that Tenant shall and may peacefully have, hold, and enjoy the Premises subject to the other terms of this Lease, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

         9.4 Limitation of Landlord's Liability. The liability of Landlord to Tenant for any judgment against Landlord shall be limited to Tenant's actual direct, but not consequential, damages therefor, which damages shall be recoverable solely from the interest of Landlord in the Project, it being agreed that neither Landlord (and its partners, agents, officers, directors, and shareholders) nor any mortgagees shall ever be personally liable for any such judgment.

                                   ARTICLE X

                             Additional Provisions

         10.l    Notices.  Any notice or other communications to Landlord or
Tenant required or permitted to be given under this Lease must be in writing and shall be effectively given if delivered to the addresses for Landlord and Tenant stated in the preamble paragraph of this Lease or if sent by United States mail, certified or registered, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given on the regular business day next following the date of deposit of such item in a depository of the United States Postal Service. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other party thirty (30) days' prior written notice thereof.

         10.2 Subordination. (a) This Lease is subject and subordinate to all mortgages, deed of trust, and related security instruments which may now or hereafter encumber the Project and to all renewals, modifications, consolidations, replacements, and extensions thereof and to each advance made or hereafter to be made thereunder. This subordination shall be self-operative and no further instrument of subordination is required. In confirmation of such subordination, however, Tenant shall, at Landlord's request and without cost to Tenant, execute promptly any appropriate subordination certificate or instrument that Landlord may reasonably request, which certificate or instrument shall provide that notwithstanding such subordination, so long as Tenant is not in default hereunder, neither this Lease nor Tenant's rights hereunder shall be disturbed, terminated or subject to termination by any trustee's sale, any action to enforce the security or by any proceeding or action in foreclosure or in lieu of foreclosure. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, automatically upon the request of any person or party succeeding to the interest of said trustee or beneficiary, as a result of such enforcement, become the Tenant of, and attorn to, such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound (i) by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) by any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest or (iii) to account to Tenant for the Security Deposit provided for hereunder to the extent such Security Deposit is not delivered to such successor-in-interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments, prepared by and at the expense of such successor-in-interest, confirming the attornment as herein provided for; provided, that in the event such instrument contains any provisions which are substantively different from the provisions herein provided, such provisions shall be subject to the consent of Tenant, not to be unreasonably withheld, delayed or conditioned.

                 (b) Tenant agrees to give the holder of any mortgage or holder of a deed of trust covering Landlord's interest in the Project ("Landlord's Mortgagee") a copy of any notice of default given by Tenant to Landlord, which notice shall be sent by U.S. registered mail, postage prepaid, addressed to Landlord's Mortgagee at the address furnished to Tenant for purposes of notice to such Landlord's Mortgagee. Tenant further agrees that if Landlord shall have failed to cure a default in Landlord's performance under this Lease within the time provided for in this Lease (or if no time is specified, then within a reasonable time under the circumstances), then any Landlord's Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Landlord's Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not be relieved of any obligations under this Lease while such remedies are being pursued with reasonable diligence by Landlord's Mortgagee.

         10.3 Estoppel Certificate or Three-Party Agreement. At Landlord's request, Tenant will promptly execute either an estoppel certificate or a three-party agreement (prepared at no expense to Tenant) among Landlord, Tenant and any third party dealing with Landlord certifying to such facts (if and to the extent true) and agreeing to such reasonable notice provisions and other matters as such third party may reasonably require in connection with the business dealings of Landlord and such third party.

         10.4    Intentionally Omitted.

         10.5 Brokerage. Landlord and Tenant represent and warrant to each other that they have dealt with, and only with, MacWilliam & Lichtenstein Properties ("MLP") and Project Leasing Advisors, L.C. ("PLA") as broker(s) in connection with this Lease, and that, insofar as Landlord and Tenant know, no other broker(s) negotiated this Lease or is entitled to any commission in connection with this Lease. Tenant and Landlord shall each indemnify the other from and against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party; provided, however, Landlord agrees to be responsible for the payment of commissions due to MLP and PLA pursuant to separate agreements by and between Landlord and such parties.

         10.6 Disclaimers. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. TENANT'S OBLIGATION TO PAY RENT UNDER THIS LEASE IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES, THE PROJECT, OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS UNDER THIS LEASE, AND, UNLESS AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE TO THE CONTRARY (INCLUDING, SPECIFICALLY, THE PROVISIONS OF SECTION 4.2(b) ABOVE), TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT DEMAND, ABATEMENT, DEDUCTION, SET-OFF OR COUNTERCLAIM, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES AND OBLIGATIONS UNDER THIS LEASE, WHETHER EXPRESS OR IMPLIED NONE OF THE FOREGOING SHALL BE APPLICABLE TO, OR AFFECT, ANY CONTRACTOR WARRANTIES ASSIGNED TO TENANT PURSUANT TO ARTICLE II, PARAGRAPH 3 OF EXHIBIT I ATTACHED TO THIS LEASE.

         10.7    Financial Statements.     Tenant to provide Landlord the above
statements upon request for a sale or refinancing of the Building.

         10.8 Miscellaneous. (a) This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and assigns (provided that the benefits of this Lease shall inure only to the benefit of assignees of Tenant permitted under Article IX).

                 (b) The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

                 (c) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a Texas contract, and all of the terms hereof shall be construed according to the laws of the State of Texas.

                 (d) This Lease may not be altered, changed, or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

                 (e) The terms and provisions of Exhibits A through I, inclusive, attached hereto are hereby made a part hereof for all purposes.

                 (f) Each party (and each individual signing for such party) represents and warrants that all consents or approvals required of third parties (including, but not limited to, its Board of Directors or partners) for the execution, delivery, and performance of this Lease have been obtained and that each party has the right and authority to enter into and perform its covenants contained in this Lease.

                 (g) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

                 (h) All references to days in this Lease and any exhibits or riders thereto mean calendar days, not working or business days unless otherwise stated.

                 (i) Captions and headings herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

                 (j) In all instances where Tenant is required hereunder to pay any sum or do any act at a particular time or within any indicated period, it is understood that time is of the essence. Other than for Tenant's monetary obligations under this Lease, whenever a period of time is prescribed in this Lease for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages or labor or materials, war, governmental laws, regulations, or restrictions, or any other similar causes which are beyond the control of such parry.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.

                                  LANDLORD:

                                  SCHOOL EMPLOYEES HOLDING CORP. (Owner)

                                  By:  L & B Institutional Property Managers,
                                       Inc.
                                           (Managing Agent)


                                           By:
                                              ---------------------------------
                                                   Daniel L. Plumlee,
                                                   President and COO


                                  TENANT:

                                  THE LAN SUPPORT GROUP, INC.



                                           By:
                                              ---------------------------------
                                                   Eric Pulaski,
                                                   President


If this Lease is not signed by Landlord and returned to Tenant, no later than June 25, 1995, then this Lease shall become null and void and of no further force and effect.